                                                                    EXHIBIT 10.8
                      353 SACRAMENTO STREET OFFICE LEASE

                                    BETWEEN

                  JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY,
                          A MASSACHUSETTS CORPORATION
                                 ("LANDLORD")

                                      AND

                                DIGITAL ISLAND
                           A CALIFORNIA CORPORATION
                                   "TENANT"

                           DATED AS OF APRIL 8, 1997

                               TABLE OF CONTENTS

                                                                    PAGE
SECTION 1. PREMISE.................................................   1

SECTION 2. TERM....................................................   1

SECTION 3. USE, NUISANCE OR HAZARD.................................   2

SECTION 4. RENT....................................................   3

SECTION 5. OPERATING EXPENSES......................................   4

SECTION 6. SERVICES TO BE PROVIDED BY LANDLORD.....................   8

SECTION 7. REPAIRS AND MAINTENANCE BY LANDLORD.....................   9

SECTION 8. REPAIRS AND CARE OF BUILDING BY TENANT..................  10

SECTION 9. TENANT'S EQUIPMENT AND INSTALLATIONS; EXCESS UTILITIES..  10

SECTION 10. FORCE MAJEURE..........................................  11

SECTION 11. MECHANIC'S AND MATERIALMAN'S LIENS.....................  11

SECTION 12. INSURANCE..............................................  12

SECTION 13. QUIET ENJOYMENT........................................  13

SECTION 14. TENANT IMPROVEMENT ALLOWANCE...........................  13

SECTION 15. ALTERATIONS............................................  13

SECTION 16. FURNITURE. FIXTURES AND PERSONAL PROPERTY..............  15

SECTION 17. TAXES..................................................  15

SECTION 18. ASSIGNMENT AND SUBLETTING..............................  16

SECTION 19. FIRE AND CASUALTY......................................  17

SECTION 20. CONDEMNATION...........................................  18

SECTION 21. INDEMNIFICATION........................................  19

SECTION 22. DEFAULT BY TENANT .....................................  20

SECTION 23. LIEN FOR RENT..........................................  23

SECTION 24. RIGHT TO RELOCATE......................................  23

SECTION 25. ATTORNEYS' FEES........................................  23

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                           PAGE
SECTION 26. NON-WAIVER...................................  24

SECTION 27. RULES AND REGULATIONS........................  24

SECTION 28. ASSIGNMENT BY LANDLORD.......................  24

SECTION 29. LIABILITY OF LANDLORD........................  24

SECTION 30. SUBORDINATION AND ATTORNMENT.................  24

SECTION 31. HOLDING OVER.................................  25

SECTION 32. SIGNS........................................  26

SECTION 33. HAZARDOUS SUBSTANCES.........................  26

SECTION 34. COMPLIANCE WITH LAWS AND OTHER REGULATIONS...  27

SECTION 35. GOVERNING LAW; SEVERABILITY..................  27

SECTION 36. NOTICES......................................  28

SECTION 37. OBLIGATIONS OF SUCCESORS, PLURALITY, GENDER..  28

SECTION 38. ENTIRE AGREEMENT.............................  29

SECTION 39. SECTION CAPTIONS.............................  29

SECTION 40. CHANGES......................................  29

SECTION 41. AUTHORITY....................................  29

SECTION 42. BROKERAGE....................................  29

SECTION 43. ADDITIONS TO LEASE...........................  30

EXHIBIT A - LOCATION OF PREMISES

EXHIBIT B - RULES AND REGULATIONS

EXHIBIT C - TENANT IMPROVEMENT WORK

                            BASIC LEASE INFORMATION
                             353 SACRAMENTO STREET


     Lease Date:              April 8, 1997


     Landlord:                John Hancock Mutual Life Insurance Company,
                              a Massachusetts corporation

     Address of               c/o The Galbreath Company
     Landlord:                353 Sacramento Street, Suite 320
                              San Francisco, CA 94111

     Tenant:                  Digital Island,
                              a California corporation

     Address of Tenant:       353 Sacramento Street, Suite 1520
                              San Francisco, CA 94111

     Contact for Tenant:      Attn: Ron Higgins

     Contact for Landlord:    Melody Hanhan
                              353 Sacramento Street Building Manager

     Tenant's Address
     Prior to Occupancy:      1139 Bishop Sweet, Suite 1001
                              Honolulu, HI 96813
                              Attn: Ron Higgins

Section 1:

     Premises:                Suite 1520, 15th floor

     The Building:            353 Sacramento Street
                              San Francisco, CA 94111

     Building Rentable
     Area (Office and
     Retail Space):           251,777 square feet

     Building Rentable.
     Area (Office Space):     241,683 square feet

     Premises Rentable
     Area:                    6,132 square feet

Section 2:

     Lease Term:              5 years

     Term Commencement Date   The date Landlord delivers the Premises to Tenant

                                   Scheduled Term Commencement for
                                   Phase I portion: Approximately May 15, 1997



                                   Scheduled Term Commencement for
                                   Phase 2 portion: Approximately July 1, 1997

     Term Expiration Date:    May 30, 2002

Section 3:

     Use:                General office purposes

Section 4:

                 P.S.F. Annual     Monthly Minimum     Annual Minimum
     Year        Rental            Rental              Rental
     ----        ------            ------              ------

     *First      $29.00            $14,819             $177,828
      Second     $30.00            $15,330             $183,960
      Third      $31.00            $15,841             $190,092
      Fourth     $32.00            $16,352             $196,224
      Fifth      $33.00            $16,863             $202,356

     *Until the Phase 2 portion of the Premises is delivered to Tenant the Monthly Minimum Rental is $7,566.60.

     Security Deposit:   $200,000 (See Section 4.6)

Section 5:

     **Tenant's Expense Share:   2.54%

       Tenant's Tax Share:       2.44%

     **Until the Phase 2 portion of the Premises is delivered to Tenant, Tenant's Expense Share is 1.30% and Tenant's Tax share is 1.24%

Section 42:

     Landlord's Broker:       The Galbreath Company

     Tenant's Broker:         CB Commercial

     The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the information set forth above. In the event of a conflict between any Basic Lease Information and the Lease, the Lease shall control.

                             353 SACRAMENTO STREET
                            OFFICE LEASE AGREEMENT

     This Lease Agreement ("LEASE") is made and entered into as of April 8, 1997, by and between JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("Landlord"), and DIGITAL ISLAND, a California Corporation ("TENANT")

                              Section I. Premises

     1.1 Subject to all of the terms and conditions set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises (the "LEASED PREMISES"), as described in attached Exhibit A
                                                                   ---------
The Leased Premises are part of the office building known as 353 Sacramento Street (the "BUILDING"), located in San Francisco California. As used herein the term "BUILDING" includes the Building, the underlying land and all improvements thereon and appurtenances thereto. The Premises and the Building contain the rentable square footage set forth in the Basic Lease Information (calculated pursuant to the American National Standard method adopted by the Building Owners and Managers Association International). The Building, the land and improvements under and surrounding the Building and designated from time to time by Landlord as laud or common areas appurtenant to the Building, together with utilities, facilities; drives, walkways and other amenities appurtenant to or servicing the Building are herein sometimes collectively called the "REAL PROPERTY." Tenant is hereby granted the right to the non-exclusive use of the common corridors and hallways, stairwells, elevators, electrical and telephone closets, restrooms and other public or common areas; provided, however, that the maximum in which the public and common areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Tenant shall also have the right to the non-exclusive use of the loading dock of the Building without charge, which use shall also be subject to such rules, regulations and restrictions as Landlord may establish or alter at any time or from time to time during the term hereof. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Real Property and the common areas thereof.

     1.2 The term "RENTABLE AREA" shall be computed by measuring from the inside surface of the exterior glass of the outer building walls, to the center of corridor walls, and to the center of all partitions which separate the Leased Premises from adjoining areas, plus Tenant's pro rata portion of areas common to all tenants of the Building including, without limitation, corridors, lobbies, rest rooms, public areas, mechanical, electrical, telephone, janitorial or equipment room, closet or space, and spaces within the entire Building. Elevator shafts shall be excluded in computing Rentable Area.

                                SECTION 2. TERM

     2.1 This Lease shall remain in effect for a term (the "INITIAL TERM") commencing on the date Landlord delivers the Premises to Tenant as provided in attached Exhibit C (which date is herein referred to as the "COMMENCEMENT DATE")
         ---------
and expiring at 6:00 P.M. on the Expiration Date specified in the Basic Lease Information (the "EXPIRATION DATE") unless sooner terminated or extended as provided in this Lease. The earlier of the Expiration Date or the date this Lease is terminated is herein referred to as the "TERMINATION DATE". The Premises will be delivered to Tenant in two phases, Phase 1 (consisting of approximately 3131 square feet) and Phase 2 (consisting of approximately 3001 square feet). The estimated delivery date for each of Phase 1 and Phase 2 is set forth in the Basic Lease Information.

     2.2 Tenant accepts the Leased Premises in its "as is" condition, as of the date hereof subject only to Landlord's obligations under Exhibit C. Except as
                                                         ----------
provided in Exhibit C. Landlord shall have no obligation to modify or improve
            --------
the Leased Premises and shall not be liable for any claims or damages arising in connection with any modifications or improvements.

                      SECTION 3. USE, NUISANCE OR HAZARD

     3.1 The Leased Premises shall be used and occupied by Tenant solely for general office purposes and for no other purposes without Landlord's prior written consent which consent may be given or withheld in Landlord's sole discretion.

     3.2 Tenant shall not use, occupy or permit the use or occupancy of the Leased Premises for any purpose which Landlord, in its reasonable discretion, deems to be illegal, immoral or dangerous; permit any public or private nuisance; do or permit any act or thing which may disturb the quiet enjoyment of any other tenant or occupancy of the Building; keep any substance or carry on or permit any operation which might introduce offensive odors or conditions into other portions of the Building; use any apparatus which might make undue noise or set up vibrations in or about the Building; permit anything to be done which would increase the premiums paid by Landlord for fire and extended coverage insurance on the Building or its contents or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents; or permit anything to be done which is prohibited by or which shall in any way conflict with any Law (as defined in Section 34). Should Tenant do any of the above without the prior written consent of Landlord, it shall constitute an Event of Default (as defined in Section 22) and Landlord shall be entitled to exercise any of its rights and remedies under this Lease or at law or in equity.

     3.3 Without limiting the generality of the foregoing, Tenant shall promptly comply with all requirements of the Americans with Disabilities Act and the regulations promulgated thereunder in effect from time to time ("ADA REQUIREMENTS") relating to the conduct of Tenant's business. Tenant shall have exclusive responsibility for compliance with ADA Requirements pertaining to the interior of the Premises, including the design and construction of the access thereto and egress therefrom. Landlord shall have responsibility for compliance with ADA Requirements which affect the common areas of the Building, subject to Tenant's obligation to pay for its share of the expense of such compliance pursuant To Section 5 of this Lease. Tenant shall comply promptly with any direction of any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof, and Tenant agrees to furnish Landlord with a copy of any such direction promptly after receipt of the same. In addition, Tenant shall comply with any reasonable plan adopted by Landlord which is designed to fulfill the requirements of any Laws, including ADA Requirements.

     Should compliance by Tenant with this Section require Landlord's consent pursuant to Section 15.1, Tenant shall promptly seek such consent, provide the assurances and documents required by Section 15.1 and, following receipt of such consent, promptly comply with the provisions of Section 15.1 and this Section 3.3.

     If Tenant fails to comply with ADA Requirements as required in this Section 3.3, then, after notice to Tenant, Landlord may comply or cause such compliance, in which case Tenant shall reimburse Landlord upon demand for Landlord's costs incurred in connection therewith.

                                SECTION 4. RENT

     4.1 Tenant shall pay to Landlord an initial base annual rental ("BASE RENT") in the amount specified in the Basic Lease Information. Reference to "BASE RENT" shall refer both to the initial Base Rent and the adjustment thereto specified in the Basic Lease Information. The Base Rent shall be due and payable, without notice, in twelve equal installments ("MONTHLY RENT") by check or money order, in advance, on or before the first day of each calendar month. In addition to the Base Rent, Tenant shall pay any and all other sums of money as shall be become due and payable by Tenant as set forth in this Lease ("ADDITIONAL RENT"). The Monthly Rent and/or Additional Rent are sometimes collectively called the "RENT" and shall be paid when due in lawful money of the United States without demand, deduction, abatement or offset at the address specified in the Basic Lease Information or such other place as Landlord may designate from time to time. All Rent and any other charges due and unpaid as of the Termination Date shall be deemed due and payable on the Termination Date and, if unpaid as of such date, shall sin-rive the Termination Date. Landlord expressly reserves the right to apply the payment of Base Rent to any other items of Rent that are not paid by Tenant.

     4.2 Notwithstanding the above, in the event any Rent or other amounts owing under this Lease are not paid within five days after the due date, then Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult, if not impossible, to determine Accordingly, in addition to such required payment, Tenant shall pay to Landlord, upon demand, an additional one time late charge ("LATE CHARGE"), as Additional Rent, for any such late payment in the amount often percent of the amount of such late payment. Failure to pay any applicable Late Charge shall be deemed a Monetary Default (as defined in Section 22). Provision for the Late Charge shall be in addition to all other rights and remedies available to Landlord under this Lease, at law or in equity, and shall not be construed as liquidated damages or limiting Landlord's remedies in any manner. Failure to charge or collect such Late Charge in connection with any one or more such late payments shall not constitute a waiver of Landlord's right to charge and collect such Late Charges in connection with any other or similar or like late payments.

     4.3 If the Term commences on a date other than the first day of a calendar month or terminates on a date other than the last day of a calendar month, the Rent for such partial months shall be prorated to the actual number of days the Lease is in effect for said partial months.

     4.4 All Rents and any other amounts payable by Tenant to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate of interest publicly announced from time to time by Bank of America National Trust and Savings Association in San Francisco as its Reference Rate (the "REFERENCE RATE") plus four percent per annum, but not in excess of the maximum legal rate permitted by law. Failure to charge or collect such interest in connection with any one or more such late payments shall not constitute a waiver of Landlord's right to charge and collect such interest in connection with any other or similar or like late payments.

     4.5 If Tenant fails to timely make two consecutive payments of Monthly Rent or makes two (2) consecutive payments of Money Rent which are returned to Landlord by Tenant's financial institution for insufficient funds, Landlord may require, by giving written notice to Tenant, that all future payments of Rent shall be made in cashier's check or money order. The above is in addition to any other remedy of Landlord under this Lease, at law or in equity.

     4.6 The first payment of Monthly Rent shall be due and payable upon the execution of this Lease by Tenant, which sum shall be applied to the Base Rent for the first month of the Term. Additionally, Tenant shall pay to Landlord the security deposit (the "SECURITY DEPOSIT") in the amount specified in the Basic Lease Information as security for Tenant's faithful performance of all of the terms, covenants, conditions and obligations required to be performed by Tenant hereunder. Without waiving any of Landlord's other rights and remedies under this Lease, but after notice and expiration of any cure period (if required under Section 22), Landlord may apply any part or all of the Security Deposit to remedy any failure by Tenant to repair or maintain the Leased Premises or to perform any other term, covenants or conditions contained in this Lease or to compensate Landlord for damages incurred in connection with any event of default by Tenant under this Lease. If Landlord so applies the Security Deposit, Tenant shall within ten days after demand from Landlord restore the Security Deposit to the full amount required hereunder. Failure of Tenant to do so shall be a default under this Lease. Landlord's application of the Security Deposit shall in no event be construed as in any way limiting Tenant's liability or obligation with respect to any such default. If Tenant has kept and performed all terms, covenants and conditions of this Lease, Landlord will, within thirty days following termination of this Lease, return the Security Deposit to Tenant or the last permitted assignee of Tenant's interest hereunder at the Termination Date. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. No trust or fiduciary relationship is created by this Lease between Landlord and Tenant with respect to the Security Deposit. If the Security Deposit is in the form of a letter of credit, the letter of credit shall conform to the Letter of Credit Requirements provided by Landlord to Tenant and shall be drawable at a location in the San Francisco Bay Area.

      SECTION 5. ADDITIONAL RENT; OPERATING EXPENSES AND APPLICABLE TAXES

     5.1 As used in this Lease, the following terms have the meanings hereinafter set forth:

     (a) "EXPENSE BASE YEAR" and "TAX BASE YEAR" shall mean calendar year 1997.

     (b) "EXPENSE COMPARISON YEAR" shall mean each successive calendar year after the Expense Base Year during the Lease Term.

     (c) "TAX COMPARISON YEAR" shall mean each successive calendar year after the Tax Base Year during the Lease Term.

     (d) "TENANT'S EXPENSE SHARE" shall mean the percentage of Operating Expenses set forth in the Basic Lease Information. Tenant's Expense Share was calculated by dividing the rentable area of the

Premises by the total rentable area of the office space in the Building. In the event either the rentable area of the Premises and/or the total rentable area of the office space in the Building is changed, Tenant's Expense Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Expense Share for such year shall be prorated for the periods before and after such change on the basis of the number of days during such Expense Year.

     (e) "TENANT'S TAX SHARE" shall mean the percentage of Applicable Taxes set forth in the Basic Lease Information. Tenant's Tax Share was calculated by dividing the rentable area of the Premises by the total rentable area of the office and retail space in the Building. In the event either the rentable area of the Premises or the total rentable area of the office and retail space in the Building is changed, Tenants Tax Share shall be appropriately adjusted, and, as to the Tax Year in which such change occurs, Tenant's Tax Share for such year shall be prorated for the periods before and after such change on the basis of the number of days during such Tax Year.

     (f) "OPERATING EXPENSES" shall mean any and all costs and expenses paid or incurred by Landlord in connection with the operation, maintenance, management, repair and replacement of the Real Property. By way of illustration but not limitation, Operating Expenses shall include the following: (i) the cost of air conditioning, electricity, steam, heating, water, mechanical, ventilating, sanitary and storm drainage (including provision of services, maintenance, repair and replacement), the cost of environmental surcharges imposed by any government entity, escalator and elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of repairs and general maintenance and cleaning, including all goods, services and supplies purchased by Landlord in connection therewith; (iii) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, loss of rent, earthquake and other insurance on or coveting operations of the Building, including such other endorsements as Landlord may desire, all in such amounts as Landlord may reasonably determine, and the cost of any losses payable by Landlord as a deductible; (iv) wages, salaries and other labor costs, including uniforms, taxes, insurance, retirement, medical and other employee benefits; (v) reasonable fees, charges and other costs, including management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord or its affiliate(s) perform management services in connection with the Real Property, and the costs of supplying, replacing and cleaning employee uniforms; (vi) the cost of licenses, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses; (vii) the cost of window coverings, carpeting and other wall or floor coverings furnished by Landlord from time to time in public corridors and common areas; (viii) the amount of reasonable reserves established for anticipated expenditures; (ix) the cost of repairs, changes, alterations or improvements of any kind to the Building (collectively, "CHANGES") in a good faith effort to comply with the requirements of any Laws, the entire cost of such changes ("CODE COSTS") to be deemed Operating Expenses in the year in which they accrue or are paid by Landlord, at Landlord's option, except that if Landlord's accountants determine that any portion of Code Costs must be. capitalized rather than expensed, then each year Landlord shall include in Operating Expenses only the properly chargeable portion of capitalized Code Costs during such year based on a determination of the useful life of the Changes for which the Code Costs were incurred together with interest on the unamortized balance at the rate of interest publicly announced from time to time by Bank of America National Trust and Savings Association in San Francisco, California as its Reference Rate (the "B OF A REFERENCE RATE") and two percentage points; (x) the cost of any capital improvements made to the Building after completion of its construction as a labor-saving or energy conservation device or to effect other economies in the operation or maintenance of the Building, or made to the Building after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time that permits for the construction thereof were obtained, to be capitalized if appropriate under clause (ix); and
(xi) management fees paid by Landlord to third parties or to management companies owned by, or management divisions of, Landlord for management services directly rendered to the Building.

     For purposes of computing Tenant's Expense Share pursuant to this Section 5.1, Operating Expenses for the entire Building that are not, in Landlord's sole discretion, allocable or chargeable solely to either the office or retail space of the Building shall be allocated between and charged to the office and retail space of the Building on an equitable basis as determined by landlord.

     For purposes of this Lease, Operating Expenses shall not include Applicable Taxes covered under clause (g) below, depreciation on the improvements contained in the Building (except as provided above), the cost of capital improvements (except as provided above). The computation of Operating Expenses, and whether a particular item must be capitalized or expensed, shall be consistent with generally accepted real estate accounting practices.

     (g) "APPLICABLE TAXES" shall mean all taxes, assessments and charges levied on or with respect to the Building, the Real Property, or any personal property of Landlord used in the operation thereof and payable by Landlord. Applicable Taxes shall include, without limitation, all general real property taxes and general and special assessments; fees, assessments or charges for transit, police, fire, housing, other governmental services, or purported benefits to the Building; service payments in lieu of taxes; and any tax, fee or excise on the act of entering into this Lease or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied on or assessed against Landlord by, or payable by Landlord as a result of, the requirements oft he United States of America, the State of California, or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other taxes. Applicable Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation, any of such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any other tax which would otherwise constitute an Applicable Tax. Applicable Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Applicable Taxes. Notwithstanding anything to the contrary in this Lease, in the event that any Applicable Taxes are payable, or may at the option of the taxpayer be paid in installments, such Applicable Taxes shall be deemed to have been paid in installments, regardless of the method of actual payment by Landlord, and Tenant's share of such Applicable Taxes shall only include those installments which would become due and payable during the Term.

     5.2 If, with respect to any Expense Comparison Year, the Operating Expenses shall be higher than the Operating Expenses for the Expense Base Year, Tenant shall pay to Landlord, as Additional Rent, Tenant's Expense Share of any such increase in Operating Expenses in the manner provided herein. If, with respect to any Tax Comparison Year, the Applicable Taxes shall be higher than the

Applicable Taxes for the Tax Base Year, Tenant shall pay to Landlord as Additional Rent Tenant's Tax Share of any such increase in Applicable Taxes in the manner provided herein.

     5.3   The payments contemplated under Section 5.2 shall be made as follows:

     (a) During each month of each Comparison Year, Tenant shall pay to Landlord, with each installment of Monthly Rent, such amounts as are reasonably estimated by Landlord to be one-twelfth (1/12th) of the amounts payable pursuant to Section 5.2 with respect to each of the Tax Comparison Year and the Expense Comparison Year, provided, however, that Landlord may, by written notice to Tenant, reasonably revise its estimates for such year and subsequent payments during the Comparison Year shall be based upon such revised estimates.

     (b) With reasonable promptness after the end of each Tax and/or Expense Comparison Year, Landlord shall deliver to Tenant a statement setting forth the actual Operating Expenses and Applicable Taxes for the Comparison Year, a comparison with the Operating Expenses and Applicable Taxes for the Base Year and a comparison of any mounts payable under Section 5.2 with the estimated payments made by Tenant. If the amounts payable under Section 5.2 are less than the estimated payments made by Tenant with respect to such Comparison Year, the statement shall be accompanied by a refund of the excess by Landlord to Tenant, or, at Landlord's election, a notice that Landlord shall credit the excess to the next succeeding monthly installments of the Monthly Rent. If the amounts payable under Section 5.2 are more than the estimated payments made by Tenant with respect to such Comparison Year, Tenant shall pay the deficiency to Landlord within ten days after delivery of such statement. Statements provided by Landlord shall be final and binding upon Tenant, if Tenant fails to contest the same within ninety days after the date of delivery to Tenant.

     5.4 If the Expiration Date shall occur on a date other than the first or last day of a Comparison Year, Tenant's Tax Share and Tenant's Expense Share for such Comparison Year shall be prorated according to the ratio that the number of days during said Comparison Year that the Lease was in effect bears to 365.

     5.5 Notwithstanding anything to the contrary in this Lease, if during any Expense Base Year or Expense Comparison Year the Building is less than 95% occupied, for the purposes of computing Tenant's share of Operating Expenses for said year, those Operating Expenses which vary based upon occupancy levels shall be adjusted as though the Building were 95% occupied; provided, however, in no event shall the aggregate amount billed by Landlord to all tenants in the Building exceed the actual Operating Expenses for said year.

     5.6 Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord (subject to the same exclusions provided for in Section 5.2(g) in connection with Applicable Taxes), whether or not now customary or within the contemplation of the parties hereto, when:

     (a) Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any above Building Standard Alterations made in or to the Leased Premises by or for Tenant, regardless of whether title to such improvements shall be vested in Tenant or Landlord;

     (b) Said taxes are measured by or reasonably attributable to the Base Rent and/or Additional it, Rent payable hereunder, or either of them, including, without limitation, any gross income tax or excise tax levied by any governmental entity (local, state or federal), with respect to the receipt of such Base Rent and/or Additional Rent;

     (c) Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or

     (d) Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring any interest or an estate in the Leased Premises.

     The portion of any taxes payable by Tenant pursuant to this Section 5.6 and other tenants of the Building pursuant to similar provisions in their leases shall be excluded from Applicable Taxes for purpose of computing Tenant's Tax Share thereof.

     5.7 In the event that it shall not be lawful for Tenant to reimburse Landlord for the items specified in Section 5.6, the Monthly Rent payable to Landlord under this Lease shall be increased to net Landlord the same net rent after imposition of any such tax upon Landlord as would have been payable to Landlord if any such tax had not been imposed.

                 SECTION 6. SERVICES TO BE PROVIDED BY LANDLORD

     6.1 Subject to Section 5 above, Landlord shall furnish to Tenant, while occupying the Leased Premises, the following services:

               (a) Electrical facilities to furnish sufficient power for building standard lighting and customary and usual office machinery in the Leased Premise's, such as typewriters, calculating machines, personal computers, and other machines of similar electrical consumption, but not including any item of electrical equipment which requires electricity in excess of the building standard. Tenant shall pay to Landlord monthly, as billed, such charges as may be separately metered (the cost of such meter and its installation shall be borne by Tenant) or as Landlord's engineer may compute for any electrical service in excess of that stated above;

               (b) Water for lavatory and drinking purposes at those points of supply provided for general use of all tenants in the Building;

               (c) Air conditioning and heating as reasonably required for comfortable use and occupancy under ordinary office conditions during reasonable and customary office hours, as determined by Landlord; and

               (d) Replacement of all standard fluorescent bulbs in all areas and all incandescent bulbs in public areas, rest room areas, and stairwells. Routine maintenance and electric lighting service for all public areas of the Building in a manner and to the extent deemed by Landlord to be standard.

     6.2 Landlord shall not be liable for any loss or damage arising or alleged to arise in connection with the failure, stoppage or interruption of any such services; nor shall the same be construed as an eviction of Tenant, result in an abatement of Rent, entitle Tenant to any reduction in Rent, or relieve Tenant from the operation of any covenant or condition of this Lease. Landlord reserves the right to temporarily discontinue such services or any of them at such times as may be necessary or appropriate by reason of accident, unavailability of employees, repairs, alterations, or improvements, or strikes, lockouts, riots, acts of God or any other happening or occurrence beyond the reasonable control of Landlord. In the event of any such failure, stoppage or interruption of services, Landlord shall use reasonable diligence to have the same restored. Neither diminution nor shutting off of light or air or both nor any other effect on the Building by any structure erected or condition now or subsequently existing on lands adjacent to the Building shall affect this Lease, abate Rent, or otherwise impose any liability on Landlord.

     6.3 Landlord shall have the right to reduce heating, cooling or lighting within the Leased Premises and in the public area in the Building as required by any mandatory fuel or energy-saving program. Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental bodies or of' suppliers of utilities in reducing energy or other resources consumption. Landlord's acts under this Section 6.3 shall not affect this Lease, abate Rent or otherwise impose any liability on Landlord.

     6.4 Unless otherwise provided by Landlord, Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment for all telephone services as may be required by Tenant in the use of the Leased Premises. Tenant shall directly pay for such telephone services, including the establishment and connection thereof, at the rates charged for such services by said authority or utility. The failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

     6.5 The above services are the only services which Landlord shall be required to provide to Tenant. Without limiting the foregoing, Landlord shall not be required to provide, and Tenant expressly waives, any right to receive, any security services with respect to the Leased Premises or the Building. It is expressly understood and agreed that Landlord shall have no liability to Tenant for injury or losses due to theft or burglary caused by unauthorized persons in the Building.

                 SECTION 7. REPAIRS AND MAINTENANCE BY LANDLORD

     7.1 Landlord shall provide for the cleaning and maintenance of the public portions of the Building in keeping with the ordinary standard for office buildings similar to the Building as a pan of Operating Expenses. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Leased Premises during the Term, except such repairs as may be required to the exterior walls, corridors, windows, roof and other structural elements and equipment of the Building, and such additional maintenance as may be necessary because of the damage caused by persons other than Tenant, its agents, employees, licensees or invitees.

     7.2 Landlord, or Landlord's officers, agents and representatives (subject to any security regulations imposed by any governmental authority) shall have the right to enter all parts of the Leased Premises at all reasonable hours to inspect, make repairs, alterations, and additions to the Building or the Leased Premises which Landlord may deem necessary or desirable, to make repairs to adjoining spaces, to cure any Event of Default of Tenant that Landlord elects to cure, to show the Leased Premises to prospective Tenants, or to provide any service which it is obligated or elects to furnish to Tenant. Tenant shall not be entitled to any abatement or reduction of Rent by mason of Landlord's right of entry. Landlord shall have the right to enter the Leased Premises at any time and by any means in the case of an emergency. Tenant hereby waives and releases its right to make repairs at Landlord's expenses under Sections 1932(1), 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or subsequently in effect.

               SECTION 8. REPAIRS AND CARE OF BUILDING BY TENANT

     8.1 If the Building or any portion of the Building, including without limitation, the elevators, boilers, engines, pipes and other apparatus, or elements of the Building (or any of them) used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building or the roof or outside walls of the Building or the Leased Premises' improvements including without limitation, the carpet, wall covering, doors and woodwork, become damaged or are destroyed through negligence, carelessness or misuse by Tenant, its agents, employees, licensees or invitees, or through it or them, then the cost of the necessary repairs, replacements or alterations shall be borne by Tenant who shall promptly pay the same on demand to Landlord as Additional Rent. Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage.

     8.2 At its sole cost and expense, Tenant shall repair or replace any damage or injury done to the Building, or any part of the Building, caused by Tenant, Tenant's agents, employees, licensees or invitees which Landlord elects not to repair. Tenant shall not injure the Building or the Leased Premises and shall maintain the Leased Premises in a clean, attractive condition and in good repair. If Tenant fails to keep the Leased Premises in such good order, condition and repair as required under this Lease to Landlord's reasonable satisfaction, Landlord may restore the Leased Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's property or business by reason of the same, and upon completion, Tenant shall pay to Landlord, as Additional Kent, upon demand, the cost of restoring the Leased Premises to such good order and condition and of the making of such repairs plus an additional charge of fifteen percent (15%) thereof. Upon the Termination Date, Tenant shall surrender and deliver up the Leased Premises to Landlord in the same condition as existed at the Commencement Date, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant. Upon the Termination Date, Landlord shall have the right to reenter and take possession of the Leased Premises.

       SECTION 9. TENANT'S EQUIPMENT AND INSTALLATIONS; EXCESS UTILITIES

     Except for desk or table mounted typewriters, calculating machines, personal computers, and other similar office equipment, Tenant shall not install within the Leased Premises any fixtures, equipment, facilities or other improvements without the specific written consent of Landlord. Tenant shall not, without Landlord's prior written consent, use heat generating machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Leased Premises which may affect the temperature otherwise maintained by the air conditioning system or increase the electricity or water normally furnished for the Leased Premises. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Leased Premises, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall by paid by Tenant to Landlord upon billing by Landlord. Said costs shall include the cost of electrical metering or surveying necessary 1o determine the additional operating cost attributable to the supplementary equipment. Landlord shall also have the light to impose reasonable additional charges (payable by Tenant to Landlord upon billing) by reason of Tenant's off-hours or additional use of utilities or services, for the use of non-standard machine, s, equipment or lighting, and because of the carelessness of Tenant or the nature of Tenant's business. Tenant shall not, without Landlord's prior written consent, install additional lighting or equipment requiring electric current to be supplied to the Leased Pries in excess of the building standard. If such consent is given, Tenant shall pay to Landlord upon billing for the cost of such excess consumption.

                         SECTION 10. FORCE MAJEURE

     Landlord shall not be liable for, and Tenant shall not be entitled to any reduction of the Base Rent or Additional Rent by reason of, Landlord's failure to furnish any of the services or utilities described in this Lease such failure is caused by acts of God, accident, breakage, repairs, strikes, lockouts or other labor disturbances or disputes of any character, interruption of service by suppliers thereof, unavailability of materials or labor, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, or by rationing or restrictions on the use of said services and utilities due to energy shortages or other causes, or the making of repairs, alterations or improvements to the Leased Premises or Building, whether or not any of the above result from acts or omissions of Landlord. Furthermore, Landlord shall not be liable under any circumstances for a loss of or injury to property or for injury to or interference with Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing services or utilities, and Tenant shall not be relieved of its obligation to pay the full Base Rent or Additional Rent by reason of the same.

                SECTION 11. MECHANIC'S SAD MATERIALMAN'S LIENS

     11.1 Tenant shall not suffer or permit any mechanic's or materialman's lien to be filed against the Leased Premises or any portion of the Building by reason of work, labor, services, or materials supplied or claimed to have been supplied to Tenant. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, expressed or implied, by inference or otherwise, for any contractor, subcontractor, laborer or materialman to perform any labor or to furnish any materials or to make any specific improvement, alteration or repair of or to the Leased Premises or any portion of the Building, nor of giving the Tenant any right, power or authority to contract for, or permit the rendering of, any services or the furnishing of any materials that could give rise to the filing of any mechanic's or materialman's lien against the Leased Premises or any portion of the Building. Landlord shall have the right at all times to post and keep posted on the Leased Premises any notices which it deems necessary for protection from such liens.

     11.2 If any such mechanic's or materialman's lien shall at any time be filed against the Leased Premises or any portion of the Building as the result of any act or omission of Tenant, Tenant covenants that it shall, within ten
(10) days after Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as may be required or permitted by law or which .shall otherwise satisfy Landlord. If Tenant fails to take such action, Landlord, in addition to any other right or remedy it may have, may take such action as may be reasonably necessary to protect its interests. Any amounts paid by Landlord in connection with such action and all reasonable legal and other expenses of Landlord incurred in connection with the same, in. eluding reasonable attorney's fees, court costs and other necessary disbursements shall be repaid by the Tenant to the Landlord on demand.

                             SECTION 12. INSURANCE

     12.1 Landlord shall maintain during the Term a commercial (comprehensive) insurance policy (written on an occurrence, not claims made, basis) including coverage for contractual liability, public liability and property damage in a commercially reasonable amount, as determined by Landlord, covering the Building. Landlord may maintain during the Term a policy of insurance insuring the Building against loss or damage due to fire and other casualties covered by a standard "all risk" coverage policy. Such coverage in such amounts as Landlord may from time to time determine may include the risks of lightning, vandalism and malicious mischief, and, at the option of Landlord, the risks of earthquakes and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors. The parties acknowledge that the premiums for insurance specified in
Section 12.1 are Operating Expenses, as defined in Section 5.

     12.2 At its own expense, Tenant shall maintain during the Term a commercial (comprehensive) liability insurance policy (written on an occurrence, not claims made, basis), including coverage for contractual liability, public liability and property damage in the amount of Two Million and 00/100 Dollars ($2,000,000.00) per person and per occurrence for personal injuries or deaths of persons occurring in or about the Leased Premises.

     12.3 At its own expertise, Tenant shall maintain during the Term "all risk" casualty insurance for the full replacement value of all Alterations and all of Tenant's Property and other items in the Premises.

     12.4 At its own expense, Tenant shall maintain during the Term workers' compensation insurance and all such other insurance as may be required by applicable Laws.

     12.5 All such insurance shall: (i) name Landlord, and any oilier party which Landlord so specifies, as additional insureds; (ii) specifically cover the liability assumed by Tenant under this Lease; (iii) be issued by an insurance company which has a general policy holder's rating of not less than "A", and a financial rating of not less than Class "X", in the most current edition of Best's Insurance Reports, and is licensed to do business in the State of' California; (iv) be primary insurance as to all claims thereunder; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord, any other named insured and the holders of any mortgages or deeds of trust referred to above; and (vi) shall not eliminate cross-liability and shall contain a severability of interest clause. Tenant shall deliver certificates thereof to Landlord on or before the Commencement Date and at least thirty days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such certificates, Landlord may, without waiving any of its rights or remedies, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five days after delivery to Tenant of bills therefor. Tenant's compliance with the provisions of this Section 12 shall in no way limit Tenant's liability under any of the other provisions of this Lease. The limits of insurance required to be maintained by Tenant hereunder shall not be a limitation on any obligation of Tenant, including Tenant's indemnification obligations under Section 21 below. Not more frequently than once every two years, Landlord may require Tenant to increase the amount of liability insurance coverage if, in the opinion of Landlord's lender or insurance consultant, the amount of such coverage is not then adequate.

     12.6 Landlord and Tenant shall have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insured under policies of insurance for fire and all risk coverage, theft, public liability, worker's compensation or other similar insurance.

                          SECTION 13. QUIET ENJOYMENT

     Provided Tenant has performed all its obligations under this Lease, including but not limited to the payment of Rent and all other sums due hereunder, Tenant shall peace, ably and quietly hold and enjoy the Leased Premises for the Term, without hindrance by Landlord, subject to the provisions and conditions set forth in this Lease.

                    SECTION 14. TENANT IMPROVEMENT ALLOWANCE

     Landlord shall construct or install in the Leased Premises the improvements (the "TENANT IMPROVEMENT WORK") as specified in, and in accordance with the provisions of attached Exhibit C. Landlord shall provide an allowance (the
                       ---------
"TENANT IMPROVEMENT ALLOWANCE") in the amount specified in Exhibit C.  The
                                                           ---------
Tenant Improvement Allowance shall be applied to the actual costs of the Tenant Improvement Work. Any costs of the Tenant Improvement Work in excess of the Tenant Improvement Allowance shall be paid by Tenant.

                            SECTION 15. ALTERATIONS

     15.1 Tenant shall not make or allow to be made any alterations, physical additions, or improvements in or to the Leased Premises (collectively, "ALTERATIONS") without first obtaining Landlord's written consent in each instance, which consent may be given or withheld in Landlord's sole discretion. At the time of said request, Tenant shall submit to Landlord plans and specifications of the proposed Alterations. Landlord shall have a period of not less than sixty days therefrom in which to review and approve or disapprove said plans. Tenant shall pay upon demand the reasonable costs of Landlord's review of such plans and specifications, not to exceed One Thousand Dollars ($1,000.00).

The contractor or person selected by Tenant to make such Alterations must be approved in writing by Landlord prior to commencement of any work. Such contractor or person shall carry insurance in forms and amounts reasonably satisfactory to Landlord and shall at all times be subject to Landlord's rules and regulations while in the Building. All Alterations shall be performed in full compliance with plans and specifications approved by Landlord, all applicable Laws and the requirements of the Board of Underwriters, Fire Rating Bureau or similar body. All Alterations shall be performed at Tenant's sole cost and expense (including reasonable costs for Landlord's supervision, not to exceed 5% of the project's cost), at such time and in such manner as Landlord may designate, and shall be promptly completed in a good and workmanlike manner. Tenant shall reimburse Landlord's review and supervision costs within thirty days after receipt of Landlord's invoice(s) therefor. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all applicable Laws.

     15.2 Tenant shall give to Landlord at least fifteen business days' prior written notice of commencement of construction of any Alterations. Landlord shall have the right to require that (a) any contractor hired by .Tenant shall, prior to commencing work in the Leased Premises, provide Landlord with a performance bond and labor and materials payment bond in the amount of the contract price for the work, naming Landlord and Tenant (and any other persons designated by Landlord) as co-obligees, and that (b) any such contractor employ such labor as necessary to avoid any delay in or interruption to the progress of work under in the Leased Premises or elsewhere in the Building due to union picket lines. Tenant's contractors shall not use any portion of the common areas of the Building for performance of the work unless the written consent of Landlord is first obtained. The granting or withholding of such consent shall be at Landlord's sole discretion.

     15.3 All Alterations, whether made by Tenant or Landlord or at either's expense, including, without limitation, all Tenant Improvement Work and all carpeting and fixtures of any kind, shall become a part of the Building immediately upon installation in the Leased Premises, and shall be and remain the property of Landlord, except for trade fixtures, office supplies and moveable furniture and furnishings placed on the Premises by Tenant that are removable without damage to the Building or the Leased Premises, which shall be subject to Section 16. Notwithstanding any other provisions of this Lease, upon Landlord's written request made within thirty days prior to the expiration or termination of this Lease, Tenant at Tenant's sole cost and expense shall promptly remove any Alterations or Tenant Improvement Work, designated by Landlord to be removed and repair any damage to the Promises or the Building resulting from such removal.

     15.4 Tenant shall be responsible for the entire cost of the Alterations and Tenant Improvement Work (subject to Landlord's obligation to fund the Tenant Improvement Allowance), including any cost or expense of Landlord, relating to the interior of the Leased Premises, on account of the need to comply with the ADA (as defined in Section 34) or other Laws. Under no circumstances shall Landlord be responsible to Tenant or any third party for determining whether the Alterations comply with all applicable Laws, including the ADA, regardless of whether Tenant must obtain Landlord's approval of the Alterations or the plans and specifications therefor as a condition to making them.

     15.5 Should any construction, alteration, addition, improvements or decoration of the Leased Premises by Tenant interfere with harmonious labor relations in the Building, all such work shall be halted immediately by Tenant until such time as construction can proceed without such interference.

             SECTION 16. FURNITURE, FIXTURES AND PERSONAL PROPERTY

     16.1 Tenant, at its sole cost and expense, may remove its trade fixes, office supplies and moveable office furniture and equipment not attached to the Building or Leased Premises provided:

               (a) such removal is made prior to the Termination Date;

               (b) no Event of Default exists at the time of such removal; and

               (c) Tenant promptly repairs all damage caused by such removal.

     16.2 If Tenant does not remove its trade fixtures, office supplies and moveable furniture and equipment prior to the Termination Date (unless prior arrangements have been made with Landlord and Landlord has agreed in writing to permit Tenant to leave such items in the Leased Premises for an agreed period), then, in addition to its other remedies at law or in equity, Landlord shall have the right to have such items removed and stored at Tenant's sole cost and expense and all damage to the Building or the Leased Premises resulting from said removal shall be repaired at Tenant's cost. Any such items not removed prior to the Termination Date, shall, at Landlord's option, subject to applicable Laws, become the property of Landlord upon the Termination Date, and Tenant shall not have any further rights with respect thereto or reimbursement therefor.

     16.3 All furnishings, Fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or trader Tenant which, during the Term or any occupancy of the Leased Premises by Tenant or anyone claiming under Tenant, may be on the Leased Premises or elsewhere in the Building shall be at the sole risk and hazard of Tenant If the whole or any part thereof is destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord.

                               SECTION 17. TAXES

     During the Term, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of Tenant's occupancy of the Leased Premises or in respect of the personal property, trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Building, and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees. Tenant shall cause said fixtures, furnishings, equipment, and other personal property to' be assessed and billed separately from the real and personal property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment, and other personal property shall be assessed and taxed with Landlord's real property, Tenant shall pay to Landlord Tenant's share of such taxes within ten days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

                     SECTION 18. ASSIGNMENT AND SUBLETTING

     18.1 Neither Tenant nor Tenant's legal representatives nor successors in interest by operation of law or other shall assign this Lease or sublease the Leased Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest, nor make any attempt to do so, without the prior express written consent of Landlord. Any such attempt shall be void, of no effect, and constitute an Event of Default This prohibition against assigning or subletting shall be construct to include a prohibition against any assignment or subletting by operation of law. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of Tenant's interest in any or all such subleases.

     18.2   The following shall constitute a prohibited assignment subject to
Section 18.1 a sale, transfer, pledge or hypothecation by Tenant of all or substantially all of its assets or all or substantially all of its stock, if Tenant's stock is publicly traded; a merger of Tenant with another corporation; the sale, transfer, pledge or hypothecation of fifty percent or more of Tenant's stock if Tenant's stock is not publicly waded; or the sale, transfer, pledge or hypothecation of fifty percent or more Tenant's beneficial ownership interest if Tenant is a partnership; provided, however, that Landlord's consent shall not be required for the assignment of the Lease or subletting of the Leased Premises to a Permitted Affiliate. For purposes hereof, the term "Permitted Affiliate" means a subsidiary of Tenant with an independent net worth as of the date of the proposed assignment or subletting equal to or greater than the net worth of Tenant as of the date hereof.

     18.3 If Tenant should desire to assign this Lease or sublease the Leased Premises or any portion thereof, Tenant shall give Landlord written notice of such desire to make such assignment or effect such sublease. At the time of giving such notice, Tenant shall provide Landlord with a copy of the proposed assignment or sublease document, and such information as Landlord may reasonably request concerning the proposed sublessee or assignee to assist Landlord in making an informed judgment regarding the financial condition, reputation, operation and general desirability of the proposal sublessee or assignee. Landlord shall then have a period of thirty days following receipt of such notice within which to notify Tenant in writing of Landlord's election to:

               (a) terminate this Lease as to the space so affected as of the date specified by Tenant, in which event Tenant shall be relieved of all obligations accruing under this Lease after the termination as to the Leased Premises or such portion, after paying all Rent due as of the Termination Date, or

               (b) permit Tenant to assign or sublet the Lease Premises or such portion, or

               (c) refuse to consent to Tenant's assignment or subleasing of the Leased Premises or such portion and to continue this Lease in full force and effect as to the entire Leased Premises.

     If Landlord should fail to notify Tenant of its election within the thirty day period, Landlord shall be deemed to have elected option (c). In the event of any approved assignment or subletting, the rights of any such assignee or sublessee shall be subject to all of the terms, conditions and provisions of this Lease, including without limitation, restrictions on use and the covenant to pay Rent. If Landlord, approves the proposed assignment or sublease, Tenant may, not later than ninety days thereafter, enter into such assignment or sublease with the proposed assignee or sublessee upon the terms and conditions set forth in the notice provided to Landlord, and 50% of the Excess Rent received by Tenant shall be paid to Landlord as and when received by Tenant. For purposes hereof "EXCESS RENT" means any rent or other consideration received by Tenant in excess of (i) the Base Rent and Additional Rent payable hereunder (or the amount thereof proportionate to the portion of the Leased Premises subject to such sublease in the case of a sublease of a portion of the Premises) and (ii) reasonable brokerage commissions incurred in connection with such sublease or assignment. No such consent to or recognition of any such assignment or subletting shall constitute a release of Tenant or any guarantor of Tenant's performance from further performance by Tenant or such guarantor of covenants undertaken to be performed by Tenant. Tenant and/or such guarantor shall remain liable and responsible for all Rent and other obligations of Tenant under this Lease. Consent by Landlord to a particular assignment, sublease or other transaction shall not be deemed a consent to any other or subsequent transaction. Whether or not Landlord consents to any assignment, sublease or other transaction, Tenant shall pay any reasonable attorneys' fees incurred by Landlord in connection with such transaction. All documents utilized by Tenant to evidence any subletting or assignment for which Landlord's consent has been requested, shall be subject to prior approval by Landlord or its attorney. If any consideration payable to Tenant by any sublessee, assignee, licensee or other transferee exceeds the Rent, then Tenant shall pay to Landlord all such excess within ten days following receipt by Tenant.

     18.4 If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et. seq. (the "BANKRUPTCY CODE"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any such monies or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to whom this Lease is so assigned shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease as of the date of such assignment. Upon demand therefor, any such assignee shall execute and deliver to Landlord an instrument confirming such assumption. In no event shall Tenant have any right to sublet or assign if there exists any default under this Lease.

     18.5 Notwithstanding the above, any consents required by Landlord under this Section 18 shall not be unreasonably withheld or untimely delayed.

                         SECTION 19. FIRE AND CASUALTY

     19.1 If the Leased Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice to Landlord. If (i) in Landlord's reasonable opinion the insurance proceeds available to Landlord are not insufficient for restoration, or (ii) in Landlord's reasonable opinion the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall be required (whether or not the Leased Premises shall have been damaged by such fire or other casualty), or
(iii) if any mortgagee under a mortgage or deed of trust covering the Building requires that the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt; then Landlord, at its option, may terminate this Lease by notifying Tenant in writing of such termination within sixty days after the date of such damage or casualty, in which event the Rent shall be abated proportionately as of the date of such damage, based upon the extent the Leased Premises are rendered unfit for occupancy.

     19.2   If Landlord does not elect to terminate this Lease as provided in
Section 19.1, and if repairs have not been commenced within ninety days from the date of such damage and thereafter completed within nine months (excluding delays caused by force majeure events, as described in Section 10), then Tenant may terminate this Lease upon thirty days written notice to Landlord; provided, however, that if Landlord completes repairs within thirty days' after receipt of Tenant's termination notice (or such longer period of time as it reasonably required because the delays were due to force majeure events), then Tenant's exercise of its termination right shall be void and this Lease shall continue in effect

     19.3 To the extent of the insurance proceeds available to Landlord therefor, Landlord shall repair and restore the Building and/or the Leased Premises to substantially the same condition in which they were immediately prior to the fire or other casualty, except that Landlord shall not be required to rebuild, repair or replace any part of Tenants Alterations, trade fixtures, office supplies and materials, furniture and equipment. Landlord shall not be liable for any inconvenience, annoyance, or injury done to the business of Tenant resulting in any way from such damage or the repair thereof, except Landlord shall allow Tenant an equitable reduction of Rent during the time and to the extent the Leased Premises are unfit for occupancy, save for Tenant's fault or negligence described in Section 19.4.

     19.4 If the Leased Premises or the Building shall be totally or partially damaged by fire or other casualty resulting from the fault or negligence of Tenant, or its agents, employees, licensees, or invitees, such damage shall be repaired by and at the expense of Tenant (to the extent that such destruction or damage is not covered by the fire and extended coverage insurance carried by Landlord as provided in Section 12), under the direction and supervision of Landlord, and Rent shall continue without abatement.

     19.5 The provisions of this Lease, including this Section 19, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Leased Premises, the Building or any other portion of the Real Property, and any statute or regulation of the State of California, including without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties and any other statute or regulation, now or subsequently in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property. Tenant hereby specifically waives all rights to terminate this Lease under said Civil Code sections or any similar provisions of law.

                            SECTION 20. CONDEMNATION

     20.1 If any part of the Leased Premises or the Building is taken by exercise of the power of eminent domain, or by conveyance in lieu thereof, Landlord may elect to terminate this Lease upon written notice to Tenant within thirty days after the date of such taking or transfer in lieu thereof or to continue the same in effect. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Leased Premises or the Building shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for the taking of Tenant's personal property or moving expenses if a separate award for such items is made to Tenant. If this Lease is terminated under this Section 20. l, Rent shall be payable up to the date that possession is taken by the condemning authority, Landlord shall refund to Tenant any prepaid unaccrued Rent less any sum then owing by Tenant to Landlord, and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term.

     20.2 In the event of a taking of any portion of the Leased Premises, or a conveyance in lieu thereof, and if this Lease is not terminated by Landlord as provided above, then this Lease shall automatically terminate as to the portion of the Leased Premises so taken as of the earlier of the date of vesting of title or the date possession is taken by the condemning authority, and the Base Rent as well as the Additional Rent shall be apportioned according to the ratio that the remaining Rentable Area of the Leased Premises bears to the total original Rentable Area of the Leased Premises. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of California Code of Civil Procedure or any similar provisions of Laws now or subsequently in effect.

     20.3 In the event of temporary taking of all or any portion of the Leased Premises for a period of ninety days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the remaining Rentable Area of the Leased Premises bears to the total Rentable Area of the Leased Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                         SECTION 21. INDEMNIFICATION

     21.1 Landlord shall not be liable to Tenant for and Tenant hereby waives all claims against Landlord for damage to any property or injury, illness or death of any person in, upon, or about the Leased Premises, the Building or the Real Property arising at any time and from any cause whatsoever except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees or agents. Without limiting the generality of the foregoing, Landlord shall not be liable for any damage or damages of any nature whatsoever to persons or property caused by explosion, fire, theft or breakage, by sprinkler, drainage or plumbing systems, by failure for any cause to supply adequate drainage, by the intention of any public utility or service, by steam, gas, water, rain or other substances leaking, issuing or flowing into any part of the Leased Premises, by natural occurrence, acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair, maintenance or alteration of any part of the Building, or by anything done or omitted to be done by any tenant, occupant or person in the Building. In addition, Landlord shall not be liable for any loss or damage for which Tenant is required to insure or for any loss or damage resulting from any construction, alterations or repair by Landlord or by others.

     21.2 Tenant shall defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Leased Premises or the Building and any other party having an interest therein ("INDEMNIFIED PARTIES") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature (i) to which any Indemnified Party is subject because of its estate or interest in the Leased Premises or the Building or the Real Property, or (ii) arising from (1) injury to or death of' any person, or damage to or loss of property, on the Leased Premises, the Building or the Real Property, or on adjoining sidewalks, streets or ways; or connected with the use, condition or occupancy of any thereof (except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents or employees), (2) any violation by Tenant in the observance or performance of its obligations under this Lease, or
(3) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licenses, sublessees or invitees. Tenant shall use and occupy the Leased Premises and other facilities of the Building at its own risk, and hereby releases the Indemnified Parties from any and all claims for any damage or injury to the fullest extent permitted by law.

     21.3 The provisions of this Section 21 shall survive the expiration or sooner termination of this Lease.


                         SECTION 22. DEFAULT BY TENANT

     22.1 The term "EVENT OF DEFAULT" refers to the occurrence of any one or more of the following:

               (a) failure of Tenant to pay when due any sum required to be paid hereunder (a "MONETARY DEFAULT")

               (b) failure of Tenant, after ten (10) days Written notice, to perform any of Tenant's obligations, covenants or agreements except a Monetary Default;

               (c) if Tenant, or any guarantor of Tenant's obligations under this Lease (a "GUARANTOR"), admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant's or Guarantor's property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or Guarantor or its property; or the interest of Tenant or Guarantor under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant or Guarantor to declare Tenant bankrupt or to delay, reduce or modify Tenant's debts or obligations; or any petition is fried or other action taken to reorganize or modify Tenant's or Guarantor's capital structure, if Tenant is a corporation or other entity; provided that, any involuntary levy, execution, legal process or petition filed against Tenant or Guarantor shall not constitute an Event of Default provided Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within sixty days from the date of its creation, service or filing;

               (d) the abandonment of the Leased Premises by Tenant, which shall mean that Tenant has vacated the Leased Premises for ten consecutive days, whether or not Tenant is in Monetary Default; or that Tenant, in the judgment of Landlord, is vacating the Leased Premises by removing fracture and fixtures;

               (e) the discovery by Landlord that any financial statement given by Tenant or any of its assignees, subtenants or successors-in-interests, or Guarantors, was materially false; or

               (f) if Tenant or any Guarantor shall die, cease to exist as a corporation or partnership or be otherwise dissolved or liquidated or become insolvent, or shall make a transfer in fraud of creditors.

     22.2 Upon the occurrence of any Event Default by Tenant, Landlord may at any time thereafter, without limiting Landlord in the exercise of any right or remedy which Landlord may have under this Lease, at law or in equity by mason of such Event of Default:

               (a) Terminate this Lease and recover from Tenant as provided by California Civil Code Section 1951.2: (i) the worth at the time of award of the unpaid rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease. or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amount referred to in (iii) shall be computed by discounting such mount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For purposes of computing unpaid rent which would have accrued and become payable under this Lease pursuant to the provisions of this subsection (a), unpaid rent shall consist of the sum of the unpaid Base Rent and the Additional Rent as reasonably estimated by Landlord for the balance of the Term; or

               (b) Continue this Lease in effect and enforce all of its rights and remedies under this Lease, as provided by California Civil Code Section 1951.4, including the right to recover Base Rent and Additional Rent as they become due, for so long as Landlord does not terminate Tenant's right to possession; provided, however, if Landlord elects to exercise its remedies described in this subsection (b) and Landlord does not terminate this Lease, and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Leased Premises at such time as Tenant is in default, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Acts of maintenance or preservation, efforts to relet the Leased Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease, shall not constitute a termination of Tenant's right to possession; or

               (c) With or without terminating this Lease, to reenter the Leased Premises and remove all persons and property from the Leased Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No such reentry shall constitute an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. In addition to its other rights under this Lease, Landlord shall have the right, even though tenant is in default and has abandoned the Leased premises, (i) to maintain this Lease in effect and not terminate Tenant's right to possession, and (ii) to enforce its rights and remedies under this Lease, including the right to recover Base Rent and Additional Rent as they become due under this Lease.

     22.3 If Tenant fails to make any payment or cure any Event of Default hereunder within the time permitted, Landlord, without being under any obligation to do so and without thereby waiving such Event of Default, may make the payment and/or remedy the Event of Default for the account of Tenant (and enter the Leased Premises for such purpose), and Tenant shall pay Landlord, upon demand, all reasonable costs, expenses and disbursements plus fifteen percent (15%) overhead cost, incurred by Landlord in connection with such payment or cure.

     22.4 Nothing contained in this Section 22 shall limit or prejudice the right of Landlord to prove and obtain as liquidate damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by applicable Law, whether or not such amount is greater, equal to or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Section 22. Notwithstanding anything contained in this Section 22 to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement assignment for the benefit of creditors, or appointment of a receiver or trustee, shall be considered to be an Event of Default only when such proceeding, action or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease or the guarantor under a Guaranty of this Lease.

     22.5 In connection with an Event of Default Tenant shall also be liable and shall pay to Landlord, in addition to any sums provided to be paid above, broker's fees incurred by Landlord in connection with reletting the whole or any part of the Leased Premises, the costs of removing and storing Tenant's or other occupants' property, the costs of repairing, altering, remodeling, or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies, including reasonable attorneys' fees whether suit was actually filed or not.

     22.6 Landlord is entitled to accept, receive, in check or money order, and deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply them at Landlord's option to any obligation of Tenant, and such amounts shall not constitute payment of any amount owed except that to which Landlord has applied them. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's rights to recover any and all amounts owed by Tenant and shall not be deemed to cure any other default nor prejudice Landlord's rights to pursue any other available remedy.

     22.7 Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty days after written notice thereof from Tenant to Landlord, and after the notice and other requirements of Section 36 have been meg provided that, if such default cannot reasonably be cured within thirty days then Landlord shall not be in default if it commences to cure the default within the thirty day period and continues diligently to complete the cure within a reasonable time. Any such notice of default shall specify the obligation Landlord has allegedly failed to perform, and shall identify the Lease provision containing such obligation. If, by reason of the occurrence of any of the events specified in Section 10 hereof, Landlord is unable to fulfill or is delayed in fulfilling any of Landlord's obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in pan, or entitle Tenant to any abatement or diminution of Base Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or by mason of injury to or interruption of Tenant's business, loss of profits, or otherwise. Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under may similar law, statute or ordinance now or hereafter in effect


                           SECTION 23. LIEN FOR RENT

     To secure the payment of all Rent and the faithful performance of all the other covenants of this Lease to be performed by Tenant, Tenant hereby gives to Landlord an express contract lien on and first security interest in and to all property, equipment, machinery, trade fixtures, chattels and merchandise ("LIEN") which may be placed in the Leased Premises and also upon all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such property, and agrees that this Lease shall constitute a security agreement with respect thereto. All exemption laws are hereby waived by Tenant. This Lien is given in addition to any statutory liens and shall be cumulative thereto. Tenant agrees to execute from time to time at the request of Landlord UCC-1 Financing Statements referencing this security agreement in a form satisfactory to Landlord, and to file originals of such statements with the clerk of the cities or towns where (i) the Leased Premises are located, and (ii) Tenant maintains its principal business office or residence, or wherever else such statements would ordinarily be filed to protect creditor's rights under California law. In addition to all other rights of Landlord under this Lease, upon Tenant's default, Landlord shall have all of the remedies of a secured party with respect to said property, equipment, machinery, trade fixtures, chattels and merchandise.


                         SECTION 24. RIGHT TO RELOCATE

     Notwithstanding anything herein to the contrary, Landlord shall in all cases retain the right and power to relocate Tenant upon thirty (30) days' written notice within the Building in such space which is comparable in size and location and suited to Tenant's use, such right and power to be exercised reasonably. Landlord shall not be liable or responsible for any claims, damages or liabilities in connection with or occasioned by such relocation. Landlord's reasonable exercise of such right and power shall include, but not be limited to, a relocation to consolidate the Rentable Area occupied in order to provide Landlord's services more efficiently or a relocation to provide contiguous vacant space for a prospective tenant. If Landlord shall exercise said option, the substituted premises shall hereafter be deemed for the purposes hereof, the "LEASED PREMISES" hereunder, and a new amended Exhibit A showing the new Leased
                                               ----------
Premises will be substituted for the original Exhibit A attached hereto.
                                              ----------
Landlord agrees to pay the Tenant's reasonable expenses to move its furniture, fixtures and equipment to such substituted Leased Premises and for reprinting stationary and business cards.


                         SECTION 25. ATTORNEYS' FEES

     If either party commences litigation against the other in connection with this Lease, the parties hereby waive any right to a trial by jury. In the event of such litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred. Further, if for any reason Landlord consults legal counsel or otherwise incurs any costs or expenses as a result of its rightful attempt to enforce the provisions of this Lease, even though no litigation is commenced, or if commenced is not pursued to final judgment, Tenant shall pay to Landlord, in addition to all other amounts for which Tenant is obligated, all of Landlord's reasonable costs and expenses incurred in connection with any such acts, including reasonable attorneys fees.


                             SECTION 26. NON-WAIVER

     Neither acceptance of any payment by Landlord from Tenant nor failure by Landlord to complain of any action, non-action, or default of Tenant shall constitute a waiver of any of Landlord's rights. Time is of the essence with respect to the performance of every obligation of Tenant under this Lease. Waiver by Landlord of any right in connection with any Event of Default shall not constitute a waiver of such right or remedy or any other right or remedy arising in connection with either a subsequent Event of Default with respect to the same obligation or any other obligation. No right or remedy of Landlord or covenant, duty, or obligation of Tenant shall be deemed waived by Landlord unless such waiver is in writing, signed by Landlord or Landlord's duly authorized agent.


                       SECTION 27. RULES AND REGULATIONS

     Tenant shall comply with the rules and regulations set forth in Exhibit B.
                                                                     ---------
Landlord shall have the right at all times to change such rules and regulations or to amend them in any manner as-may be deemed advisable by Landlord, all of which changes and amendments shall be sent by Landlord to Tenant in writing. Tenant shall thereafter comply with the changed or amended rules and regulations. Landlord shall have no liability to Tenant for any failure of any other tenants of the Building to comply with such rules and regulations.


                      SECTION 28. ASSIGNMENT BY LANDLORD

     Landlord shall have the right to transfer, in whole or in part, all its rights and obligations under this Lease and in the Leased Premises and the Building.


                       SECTION 29. LIABILITY OF LANDLORD

     The obligations of Landlord under this Lease shall be binding upon Landlord and its successors and assigns and any furore owner of the Building only with respect to events occurring during its and their respective ownership of the Building. In addition, Tenant shall look solely to Landlord's interest in the Building for recovery of any judgment against Landlord arising in connection with this Lease, it being agreed that neither Landlord nor any successor or assign of Landlord nor any future owner of the Building, nor any trustee, director, officer, employee, beneficiary, partner, shareholder, or agent of any of the foregoing shall ever be personally liable for any such judgment.


                    SECTION 30. SUBORDINATION AND ATTORNMENT

     At Landlord's option, this Lease shall be subordinate to any mortgage, deed of trust (now or subsequently placed upon the Building), ground lease, declaration of covenants (subsequently placed upon the Building) regarding maintenance and use of any areas contained in any portion of the Building, and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements and extensions of the same. With respect to any of the above documents, Tenant agrees that no documentation other than this Lease shall be required to evidence the subordination. Any holder of a mortgage or deed of trust may elect, by written notice to Tenant, to make this Lease superior to the lien of its mortgage or deed of trust, in which case this Lease shall automatically be deemed prior to such mortgage or deed of trust, whether this Lease is dated earlier or later than the date of the mortgage or deed of trust or the date the same was recorded. Tenant shall execute such documents as may be required to evidence the subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be. By failing to do so within five days after written demand, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact to do so. This power of attorney is coupled with an interest. Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure of a deed of trust or mortgage, or other. Notwithstanding the above, Tenant shall be obligated to subordinate its leasehold interest to any mortgage, deed of trust, ground lease or declaration of covenants now or subsequently placed upon the Building only if the holder of such mortgage or deed of trust or the landlord under such ground lease or the declarant under such declaration of covenants will grant to Tenant a nondisturbance agreement, using the form of document then being employed by such holder, landlord or declarant for such purposes, which will provide that Tenant, notwithstanding any default of Landlord, shall have the right to remain in possession of the Leased Premises in accordance with this Lease for so long as Tenant shall not be in default under this Lease. Additionally, at such time or times as Landlord may request, upon not less than five days' prior written request by Landlord, Tenant shall sign and deliver to Landlord a certificate stating whether this Lease is in full force and effect; whether any amendments or modifications exist; whether there are any Events of Default; and such other information and agreements as may be reasonably requested. Any such statement delivered pursuant to this Section may be relied upon by Landlord and by any prospective purchaser of all or any portion of Landlord's interest, or a holder or prospective holder of any mortgage or deed of trust encumbering the Building. Tenant's failure to deliver such statement within such time shall constitute an Event of Default and shall conclusively be deemed to be an admission by Tenant of the matters set forth in the request for an estoppel certificate.

                           SECTION 31. HOLDING OVER

     In the event Tenant, or any party claiming under Tenant, retains possession of the Leased Premises after the Termination Date, the possession shall be an unlawful detainer. No tenancy or interest shall result from such possession, and such parties shall be subject to immediate eviction and removal. Tenant or any such party shall pay Landlord, as Rent for the period of such holdover, an amount equal to one hundred fifty percent (150%) of the Rent otherwise provided for in this Lease during the time of holdover. Tenant also shall be liable for any and all damages sustained by Landlord as a result of such holdover. Tenant shall vacate the Leased Premises and deliver the Leases Premises to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. The Rent during such holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without Landlord's consent, shall operate to extend this Lease.

                               SECTION 32. SIGNS

     No sign, symbol or identifying marks shall be put upon the Building or the Real Property, or in the halls, elevators, staircases, entrances, parking areas or upon the doors or walls, without Landlord's prior written approval, which may be given or withheld in Landlord's sole discretion Should such approval be granted, the signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord. Landlord, at Landlord's sole cost and expense, reserves the right to change the door plaques as Landlord deems reasonably desirable.

                       SECTION 33. HAZARDOUS SUBSTANCES

     With respect to Tenant's use of the Building, Tenant at all times, at its own cost and expense, shall comply with all Laws relating to the use, analysis, production, storage, sale, disposal or transportation of any hazardous materials ("HAZARDOUS SUBSTANCE LAWS"), including, without limitation, oil or petroleum products or their derivatives, solvents, PCB's, explosive substances, asbestos, radioactive materials or waste, and any other toxic, ignitable, reactive, corrosive, contaminating or pollution materials ("HAZARDOUS SUBSTANCES") which now or in the future are subject to any governmental regulation.

     Tenant shall not use, generate, store or dispose of any Hazardous Substances in or on the Leased Premises or the Building (except to the extent and in the quantities any such Hazardous Substances are commonly used for general office purposes and then only in strict accordance with all Hazardous Substance Laws. Except in emergencies or as otherwise required by Law, Tenant shall not take any remedial action in response to the presence or release of any Hazardous Substances on or about the Building without first giving written notice of the same to Landlord. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Substances in any way connected with the Building without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to participate in any such proceedings.

     Landlord shall have the right at all reasonable times to (i) inspect the Leased Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the above provisions, and (iii) request lists of all Hazardous Substances used, stored or located on the Leased Premises by Tenant. All costs and expenses incurred by Landlord in connection with any environmental investigation shall be paid by Landlord (and may be included in Operating Expenses), except that if any such environmental investigation shows that Tenant has failed to comply with the provisions of this Section, or that the Building or the Real Property (including surrounding soil and any underlying or adjacent groundwater) have become contaminated due to the operations or activities in any way attributable to Tenant, then all of the costs and expenses of such investigation shall be paid by Tenant. Tenant's indemnity under-Section 21 shall specifically extend to all liability, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, disposal or storage of Hazardous Substances by Tenant, including without limitation the costs of any required repair, cleanup or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, to the full extent that such action is proximately caused by the use, generation, storage, or disposal of Hazardous Substances by Tenant. Neither the written consent by Landlord to the use, generation, disposal or storage of Hazardous Substances by Tenant nor the strict compliance by Tenant with all Hazardous Substances Laws shall excuse Tenant from its indemnity obligation.

     In the event Tenant's occupancy or conduct of business in or on the Leased Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Rent within ten days after bills for the additional premiums shall be rendered by Landlord. In determining whether increased premiums are a result of Tenant's use or occupancy of the Leased Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or subsequently in effect relating to the Leased Premises.

     Landlord hereby discloses to Tenant that a Phase I Environmental Site Assessment and Limited Asbestos Survey and Hazard Assessment were performed on the Property by Hygienetics, Inc. of Emeryville, California in 1990. Hygienetics, Inc. supplemented the Limited Asbestos Survey in June, 1991 and March, 1995. Such surveys and assessment revealed 13 samples of vinyl tile floor mastic, and two samples of vinyl floor files, in the Building, which contained asbestos and revealed the presence of limited quantities of hazardous and toxic substances such as cleaning materials, lead and acid batteries in the basement and diesel fuel storage tanks. Complete copies of the Site Assessment and Asbestos Surveys are available for inspection in the Building management office. Except as disclosed in the Site Assessment and Asbestos Surveys, Landlord has no actual knowledge of Hazardous Substances in the Building that must be removed in order for the Building to comply with Environmental Laws in effect as of the date of this Lease. Tenant has had the opportunity, prior to execution and delivery of this Lease, to make such further investigation and inquiry about such matters as Tenant deems appropriate and Tenant accepts the Premises with knowledge of the risks that may be associated with the presence of all materials or conditions disclosed in such surveys and assessment.

            SECTION 34. COMPLIANCE WITH LAWS AND OTHER REGULATIONS

     At its sole cost and expense, Tenant shall promptly comply with all laws, statutes, ordinances, decrees, orders, and governmental roles, regulations or requirements now in force or which may hereafter become in force, of federal, state, county, and municipal authorities, including but not limited to the Americans with Disabilities Act (the "ADA"), with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any occupancy certificate issued pursuant to any law by any public officer or officers, which impose any duty upon Landlord or Tenant, insofar as any thereof relate to or affect the condition, use, alteration or occupancy of the Leased Premises (collectively "LAWS"). Landlord's approval of Tenant's plans for any improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with Laws.

                    SECTION 35. GOVERNING LAW; SEVERABILITY

     This Lease shall be construed in accordance with the laws of the State of California. If any provision of this Lease or the application of it to any person or circumstance shall be invalid or unenforceable to any extent, it shall be adjusted, if possible, rather than voided, in order to achieve the intent of the parties. In any event, the remainder of this Lease and the application of such provision to the other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. This Lease shall Ix: construed as though the covenants between Landlord and Tenant are independent Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth heroin, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any set-off of the rent or other amounts owing hereunder against Landlord.

                              SECTION 36. NOTICES

     All notices, demands, statements or communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by nationally recognized overnight courier service, or United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally addressed as follows:

     TO THE LANDLORD:   John Hancock Mutual Life Insurance Company
                        c/o The Galbreath Company
                        353 Sacramento Street
                        San Francisco, CA 94111
                        Attn: Melody Hanhaa

     with a copy to:    John Hancock Mutual Life Insurance Company
                        Attn Investment Officer Real Estate Investment Group
                        200 Clarendon St. Floor T-53
                        Boston, MA 02117

     TO THE TENANT:     Digital Island
                        353 Sacramento Street, Suite 1520
                        San Francisco, CA 94104
                        Attn: Ken Higgins

     Any Notice will be deemed given upon the date actually received. If Tenant is notified of the identity and address of the holder of any mortgage or deed of trust given by Landlord, or any ground or underlying lessor, Tenant shall give to such holder or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such holder or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any termination remedy available to Tenant. Such addresses may be changed from time to time by either party serving notice as provided above.

           SECTION 37. OBLIGATIONS OF SUCCESSORS, PLURALITY, GENDER

     Landlord and Tenant agree that all the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each paragraph hereof, and that, except as restricted by the provisions hereof, shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. If the rights of Tenant hereunder are owned by two or more parties or two or more parties are designated herein as Tenant, then all such parties shall be jointly and severally liable for the obligations of Tenant hereunder. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

                          SECTION 38. ENTIRE AGREEMENT

     This Lease and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant. No prior or contemporaneous written or oral or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by Landlord and Tenant.

                         SECTION 39. SECTION CAPTIONS

     Section captions are for Landlord's and Tenant's convenience only, and neither limit nor amplify the provisions of this Lease.

                              SECTION 40. CHANGES

     Tenant shall consent to a modification of this Lease requested by any mortgagee or beneficiary under a deed of trust as long as the modification does not increase Tenant's costs or substantially change Tenant's rights and obligations.

                             SECTION 41. AUTHORITY

     All rights and remedies of Landlord under this Lease, or those which may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any such rights or remedies, including actions for Rent, unlawful detains, and any other legal or equitable proceedings, may be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent. Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained. Tenant expressly stipulates that any rights or remedies available to Landlord, either by the provisions of this Lease or otherwise, may be enforced by Landlord in its own name individually or in its name by its agent or principal.

                             SECTION 42. BROKERAGE

     Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in the Basic Lease Information, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party shall defend, indemnify and hold the other party harmless from and against all claims, actions, loss, cost, damage, expense and liability (including without limitation reasonable attorneys' fees and court costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than that specified herein. Additionally, Tenant acknowledges and agrees that Landlord shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease.

                         SECTION 43. ADDITIONS TO LEASE

     Exhibits "A" through "C" are attached hereto and incorporated in this Lease for all purposes and are hereby acknowledged by both panics to this Lease.

     IN WITNESS WHEREOF, Landlord and Tenant, acting herein through duly authorized individuals, have caused this Lease to be executed in multiple counterparts, each of which shall have the force and effect of an original as of the date first above written

TENANT:     DIGITAL ISLAND,
            a California corporation

            By: /s/ [SIGNATURE ILLEGIBLE]^^
               ----------------------------
            Name: /s/ [SIGNATURE ILLEGIBLE]^^
                 ----------------------------
            Title:
                  ---------------------------

TAX ID OR TAX EXEMPT NO.______________

LANDLORD:   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY,
            a Massachusetts, corporation

            By: /s/ Meliha E. Amour
               -----------------------------
               Meliha E. Amour
               Its: Investment Officer

                             LEASE EXHIBIT A (MAP)

                           [FLOOR PLAN APPEARS HERE]

                                   EXHIBIT B
                                   ---------

                             Rules and Regulations
                        353 Sacramento Street Building
                      **********************************


          1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Leased Premises without obtaining Landlord's written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Leased Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon termination of the Lease, all keys to the Building and the Leased Premises shall be surrendered to Landlord.

          2. All doors opening to public corridors shall be kept closed at all times except for normal ingress to and egress from the Leased Premises.

          3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the City of San Francisco. Tenant and its employees and agents shall ascertain that the Building doors are securely closed and locked when leaving the Premises after normal business hours. When entering or leaving the Building after normal business hours Tenant and its employees and agents may be required to sign the Building Register. Access to the Building may be refused unless the person seeking access has proper identification or a previously arranged pass. Landlord and its agents shall in no event be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the event of invasion, mob riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building by any means Landlord deems appropriate for the protection of life and property.

          4. No furniture, freight or equipment of any kind shall be brought into the Building without prior written notice to Landlord. All moving of the same into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Landlord may require safes and other heavy objects to stand on supports to properly distribute the weight. All damage done to any pan of the Building, its contents, occupants or visitors by the moving or maintenance of such safes or other property shall be the sole responsibility of Tenant.

          5. No furniture, packages, supplies, equipment or merchandise shall be received in the Building or carried up or down in the elevators, except between such hours and in such elevator as shall be designated by Landlord.

          6. Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the City of San Francisco.

          7. Landlord shall furnish heating and air conditioning from 8:00 a.m. to 6:00 p.m., Monday through Friday. In the event Tenant requires heating and air conditioning during off hours, Saturdays, Sundays, or holidays, Landlord, on 24 hours' prior written notice from Tenant, shall provide such services at an hourly rate to be established by Landlord from time to time.

          8. Tenant shall apply to the Building office for any work or maintenance to be provided by Landlord. Employees of Landlord shall not perform any work other than their regular duties except when so directed by Landlord.

          9. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord or Landlord's agent to prevent same.

          10. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule by Tenant or its employees, agents and invitees shall be borne by Tenant

          11. Tenant shall not overload the floor of the Leased Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Leased Premises or any part thereof without Landlord's prior written consent.

          12. No vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Leased Premises without Landlord's prior written consent; provided that, Tenant may install art work, white boards and similar items, so long as Tenant patches any significant holes resulting from such installation.

          13. Tenant shall not use or keep in or on the Leased Premises of the Building any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or kept foul or noxious substances in or on the Leased Premises, or permit or allow the Leased Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other tenants or persons having business in the Building.

          14. Tenant shall not use any heating or air conditioning equipment other than that supplied by Landlord without Landlord's prior written consent.

          15. Tenant shall not bring into or keep within the Building or the Leased Premises any animals, birds, bicycles or other vehicles.

          16. No cooking shall be done or permitted by any Tenant on the Leased Premises, nor shall the Leased Premises be used for the storage of merchandise (other than business samples), for lodging, or for any improper purposes. Notwithstanding the foregoing, Underwriters' Laboratory-approved equipment may be used in the Lease Premises for brewing coffee, tea, hot chocolate and similar beverages, and microwave heating of already prepared foodstuffs, provided that such use is in accordance with all applicable Federal, state and city laws, codes, ordinances, rules and regulations.

          17. Introduction of telephone wires to the Leased Premises and the location of telephone, call boxes and other office equipment affixed to the Leased Premises shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed.

          18. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's sole judgment, appears under the influence of liquor or drugs, or who violates these rules and regulations.

          19. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

          20. Tenant shall not employ or admit any person or persons other than Landlord's janitor for the purpose of cleaning or maintaining the Leased Premises unless agreed to in writing by Landlord. Any damage to the Leased Premises caused by Tenant or its employees or agents while engaged in the cleaning or maintaining of the Leased Premises shall be Tenant's sole responsibility. Janitorial service shall include ordinary dusting and cleaning and shall not include cleaning of carpets or rugs, except normal vacuuming, nor moving of furniture or other special services. Landlord shall in no way be responsible to Tenant for any loss of or damage to property on the Leased Premises caused by the janitorial service, but Landlord shall use commercially reasonable efforts to pursue rights and remedies available against such janitorial service.

          21. Tenant and its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only for ingress to and egress flora the Leased Premises.

          22. Tenant shall not waste electricity, water or air conditioning. Tenant shall cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning, and shall not adjust any controls.

          23. Tenant shall store all trash and garbage within the interior of the Leased Premises. No material shall be placed in trash boxes or receptacles if disposal in the ordinary and customary manner in the City of San Francisco would violate any applicable law or ordinance. All trash, garbage and refuse disposal shall occur only through entryways and elevators provided for such purposes at times designated by Landlord.

          24. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

          25. Tenant shall assume all responsibility for protecting the Leased Premises from theft, robbery and pilferage, including without limitation preventing entry to the Leased Premises by unauthorized persons.

          26. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

          27. Landlord reserves the right to make other reasonable rules and regulations as in its judgment may from time to time be needed for security or for the preservation of good order, and Tenant shall abide by all such rules and regulations.


                                     *****

                                   EXHIBIT C

                            TENANT IMPROVEMENT WORK

     This Exhibit C is incorporated in and is part of that certain Lease dated as of April 8, 1997 (the "LEASE"). Terms defined in the Lease shall have the same meaning when used herein.

1.   PREPARATION OF DRAWINGS

     A. DRAWINGS. The space plan prepared by Huntsman Associates has been approved by Landlord and Tenant and is incorporated herein and attached to the Lease as Exhibit A. Further detailed working drawings and specifications (the "WORKING DRAWINGS") as required for construction of the tenant improvement work (the "TENANT IMPROVEMENT WORK") in the Leased Premises shall be prepared by Landlord as soon as practicable.

     B. APPROVAL OF THE WORKING DRAWINGS. Within five (5) business days after Landlord's submission to Tenant of the Working Drawings, Tenant shall give Landlord written notice of its approval or disapproval of same. Tenant's approval shall not be unreasonably withheld or delayed provided that the Working Drawings are consistent with building standards. If the Working Drawings ate not approved by Tenant, Tenant shall in its notice of disapproval state specifically all corrections or changes requested, all of which must be consistent with building standards.

     C. CONSTRUCTION. Upon Tenant's approval of the Working Drawings, Landlord shall proceed diligently to perform the Tenant Improvement Work as soon as practicable in accordance with the Working Drawings, current building standards for labor and materials, and all applicable codes and regulations.

2. COMPUTER AND TELEPHONE EQUIPMENT. Landlord, at Tenant's request, will allow Tenant, its employees or other installation personnel, access to the Leased Premises for the purposes of installing telephone and computer lines, cables and equipment. Tenant agrees to coordinate its installation of telephones and computer equipment so as not to delay or increase the costs of Landlord's performance of the Tenant Improvement Work.

3. PAYMENT OF THE COSTS OF THE TENANT IMPROVEMENT WORK. Landlord shall pay the costs for design and construction of the Tenant Improvement Work in an amount not to exceed $85,848. Any costs in excess of $85,848 shall be paid by Tenant within ten (10) days after receipt of Landlord's invoice therefor. If the costs of the Tenant Improvement Work are reasonably estimated by Landlord to exceed $85,848, then Tenant shall deposit with Landlord the amount of such excess as reasonably estimated by Landlord prior to commencement of the Tenant Improvement Work Any amount deposited by Tenant in excess of the amount by which the actual costs of the Tenant Improvement Work exceed $85,848 shall be credited by Landlord to the next payment of Rent due under the Lease.

4. DELIVERY OF PREMISE AND COMMENCEMENT OF LEASE TERM. When the Tenant Improvement Work to be done by Landlord pursuant to this Exhibit C has been substantially completed (i.e., subject to normal "punch-list" items) for each of the Phase 1 and Phase 2 portions of' the Leased Premises, Landlord shall provide written notice of such event to Tenant and that portion of the Leased Premises shall be immediately inspected by Tenant's representative and accepted in writing as to whether the Tenant Improvement Work has been performed according to the Working Drawings and building standards; provided, however, that there shall be no withholding of acceptance if the Tenant Improvement Work to be done is substantially completed such that there would be no interference with Tenant's use or occupancy of the Leased Premises caused by any such incomplete work.

     If the Tenant Improvement Work has been substantially but not entirely complete, Tenant's representative shall accept the Phase I or Phase 2 portion of the Leased Premises, as applicable, and give Landlord a written punchlist of such items necessary to complete, which items Landlord agrees in writing should be included on such punchlist are herein called the "PUNCHLIST ITEMS". Landlord shall promptly complete the Punchlist Items. Tenant shall be conclusively deemed to have agreed that Landlord has performed all its obligations with respect to the Tenant Improvement Work except only as to the Punchlist Items.

     Upon Tenant's acceptance of the Tenant Improvement Work for each of the Phase I and Phase 2 portions of the Leased Premises, as applicable, that portion of the Leased Premises shall be deemed "Ready for Occupancy" and possession thereof deemed delivered to Tenant for all purposes of the Lease.

5. PERFORMANCE OF THE TENANT IMPROVEMENT WORK. Landlord warrants that all Tenant Improvement Work shall be completed in compliance with the Working Drawings and building standard materials and techniques. Except for the warranty continued in the previous sentence, no other warranties or representations are made by Landlord concerning the tenant improvements.

6. EXTRAS. All extras or changes made to the Tenant Improvement Work after the Working Drawings have been accepted shall be made only by a writing signed by both parties.

7. REMEDIES UPON BREACH. In the event of any breach by Tenant of the provisions of this Exhibit C, Landlord, upon thirty (:30) days' written notice to Tenant as provided in the Lease (which notice shall be in lieu of any notice required by the laws of the State of California, unless California law provides for a longer period), may elect to treat Such breach as a default under the Lease which shall entitle Landlord to any of the rights and remedies provided thereunder.

8. TENANT'S REPRESENTATIVE. Tenant has designated MARK NICHOLS as its sole representative with respect the matters set forth in this Exhibit C, who shall full authority and responsibility to act on behalf to Tenant as required in this Exhibit C. If MARK NICHOLS shall not be available for inspection of the Leased Premises as provided in Paragraph 4 above, Tenant shall provide an authorized representative within one day after said notice to inspect and who shall have Tenant's authority to accept the Leased Premises at that time.

9. LANDLORD'S REPRESENTATIVE. Landlord has designated Melody Hanhan as its representative with respect to the matters set forth in the Exhibit C, who shall have the full authority and responsibility to act on behalf of the Landlord as required in this Exhibit C.

                        [DEMOLITION PLAN APPEARS HERE]

                    [CONSTRUCTION/FINISH PLAN APPEARS HERE]

                      [POWER & SIGNAL PLAN APPEARS HERE]

                     [REFLECTED CEILING PLAN APPEARS HERE]

                               DEMOLITION LEGEND

                               DEMOLITION NOTES

                                  SHEET NOTES

                              CONSTRUCTION LEGEND

                                  SHEET NOTES

                                 DOOR SCHEDULE

                                HARDWARE GROUPS

                            DOOR AND HARDWARE NOTES

                                 FINISH LEGEND

                                FINISH KEYNOTES

                           REFLECTED CEILING LEGEND

                          REFLECTED CEILING KEYNOTES

                            REFLECTED CEILING NOTES

                            POWER AND SIGNAL LEGEND

                           POWER AND SIGNAL KEYNOTES